    As filed with the Securities and Exchange Commission on June 26, 2000

                                                   Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                            Global TeleSystems, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                                      94-3068423
  (State or other jurisdiction of                        (I.R.S. Employer
           organization)                                Identification No.)
                                   ----------
                             4121 Wilson Boulevard
                                   8th Floor
                              Arlington, VA 22203
                                 (703) 236-3100
         (Address and telephone number of principal executive offices)
                                   ----------
                            GLOBAL TELESYSTEMS, INC.
              YEAR 2000 DOMESTIC U.S. EMPLOYEE STOCK PURCHASE PLAN

                            GLOBAL TELESYSTEMS, INC.
              YEAR 2000 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)
                                   ----------

                                Grier C. Raclin
                             4121 Wilson Boulevard
                                   8th Floor
                              Arlington, VA 22203
                                 (703) 236-3100
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                        Proposed               Proposed Maximum
  Title of Securities           Amount to be        Maximum Offering          Aggregate Offering             Amount of
   to be Registered              Registered         Price per Share(1)             Price (1)              Registration Fee
--------------------------   ------------------  ------------------------   ----------------------    ------------------------
Common Stock, par
value $0.10 . . . . . .       3,000,000 Shares           $ 12.50                  $37,500,000                 $ 9,900
--------------------------   ------------------  ------------------------   ----------------------    ------------------------

(1) The proposed maximum offering price per share and proposed aggregate offering price with respect to 3,000,000 shares to be offered under the Global TeleSystems, Inc. Year 2000 Domestic U.S. Employee Stock Purchase Plan and Global TeleSystems, Inc. Year 2000 International Employee Stock Purchase Plan (the "Plans"), are based on the average of the high and low prices of the shares of Common Stock on the New York Stock Exchange on June 23, 2000 in accordance with Rule 457(h)and Rule 457(c) under the Securities Act of 1993, as amended (the "Securities Act"), and is being utilized solely for the purpose of calculating the registration fee.


                        Exhibit Index Appears on Page 9


                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*


----------
* Information required by Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

* Information required by Part I is omitted from this Registration
Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Certain Documents by Reference.

                  The following documents listed below which have been filed by Global TeleSystems, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") (or furnished by the Registrant to the Commission) are incorporated by reference in this Registration Statement:

                  (a) the Registrant's annual report on Form 10-K for the year ended December 31, 1999,

                  (b) the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000 and the Registrant's current reports on Form 8-K filed on January 31, 2000 and February 8, 2000, and

                  (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form S-3 filed by the Registrant with the Commission on March 17, 2000.

                  In addition, all documents subsequently filed or furnished by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing or furnishing of such documents.

Item 4.           Description of Securities.

                  Not Applicable.


Item 5.           Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty or loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Registrant's Certificate of Incorporation (the "Certificate") provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in clauses (i) through (iv) in the preceding paragraph. The Certificate and the Registrant's by-laws further provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

                  The directors and officers of the Registrant are covered under directors' and officers' liability insurance policies maintained by the Registrant.


Item 7.           Exemption from Registration Claimed.

                  Not Applicable.


Item 8.           Exhibits.

                  See Index to Exhibits on page 9.

Item 9.           Undertakings.

                  (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and
                  (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on this 26th day of June, 2000.

                                              GLOBAL TELESYSTEMS GROUP, INC.


                                              By:      /s/ H. Brian Thompson
                                                 -----------------------------
                                                 Name:  H. Brian Thompson
                                                 Title: Chairman and Chief
                                                 Executive Officer

                               POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Grier Raclin, Arnold Y. Dean, and Richard B. Nash, Jr., and each of them severally, his true and lawful attorney or attorneys with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Registrant might or could do in person.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on June 26, 2000 by the following persons in the capacities indicated.

Name and Signature                        Title
------------------                        -----


/s/ H. Brian Thompson                     Chairman and Chief Executive Officer
-------------------------
H. Brian Thompson


                                          President and Director
-------------------------
Robert J. Amman


/s/ Robert A. Schriesheim                 Executive Vice President, Corporate
-------------------------                 Development and and Chief
Robert A. Schriesheim                     Financial Officer


/s/ Alan B. Slifka                        Vice Chairman of the
-------------------------                 Board of Directors
Alan B. Slifka


                                          Executive Vice Chairman of the
-------------------------                 Board of Directors
Gerald W. Thames


/s/ David Dey                             Director
-------------------------
David Dey

Name and Signature                        Title
------------------                        -----



-------------------------                 Director
Roger W. Hale


/s/ Bernard McFadden                      Director
-------------------------
Bernard McFadden


/s/ Stewart J. Paperin                    Director
-------------------------
Stewart J. Paperin


/s/ W. James Peet                         Director
-------------------------
W. James Peet


/s/ Jean Salmona                          Director
-------------------------
Jean Salmona


                                          Director
-------------------------
Frank V. Sica


/s/ Adam Solomon                          Director
-------------------------
Adam Solomon

                                 Exhibit Index



EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------
4.1         Global TeleSystems, Inc. Year 2000 Domestic U.S. Employee Stock
            Purchase Plan (incorporated by reference to Annex A to the
            Registrant's Proxy Statement dated April 4, 2000)

4.2         Global TeleSystems, Inc. Year 2000 International Employee Stock
            Purchase Plan (incorporated by reference to Annex B to the Registrant's Proxy Statement dated April 4, 2000)

5 Opinion of Arnold Y. Dean, Deputy General Counsel of Registrant as to the legality of the securities registered hereby.

23.1        Consent of Ernst & Young LLP

23.2        Consent of PricewaterhouseCoopers

23.3        Consent of Arnold Y. Dean, Deputy General Counsel of Registrant
            (included in Exhibit 5).

24          Powers of Attorney (included on signature page).